                                     OFFICE LEASE
                                         FOR
                               GENESEE EXECUTIVE PLAZA

This Lease is dated as of September 4, 1996, by and between TALCOTT REALTY I LIMITED PARTNERSHIP, a Connecticut limited partnership, having an office at Hartford, Connecticut (Landlord), and SPECTRANET INTERNATIONAL, INC., a California corporation, having an office at San Diego, California (Tenant).

                                I. DEMISE OF PREMISES

Landlord hereby leases to Tenant and Tenant leases from Landlord the Premises located in the Building, together with the nonexclusive right to use, in common with Landlord and others, the following portions of the Building and Land: the entrance foyer and lobby; the corridors and lavatories on the floor on which the Premises are situated; the stairways, elevators, shipping and receiving areas; and exterior sidewalks and driveways; subject to this Lease and the provisions of a certain Declaration of Restrictions, dated January 21, 1957, as amended.

                                 II. SUMMARY OF TERMS

As used in this Lease, the following terms shall have the following meanings:

A. PREMISES: That part of the Building outlined on the attached Plan showing the Premises, called Suite 200, on the 2nd floor of the Building, including all tenant improvements made by Landlord pursuant to the attached Work Letter.

       1. Subject to Section II.A.2 of this Lease, until the end of the 6th month of the second Lease Year, if, at the date of any notice required herein, this Lease shall be in full force and effect and Tenant named herein shall be in occupancy of the entire Premises and shall not be in monetary default of this Lease, Tenant may lease all of the space in Suites B and C of the Building, designated "Suite B and Suite C" on the Plan showing the Premises for a term to expire at the Termination Date. If Tenant desires to exercise this option, it must do so by giving Landlord notice of exercise not later than the last day of the 6th month of the second Lease Year, which notice shall include the commencement date for Suites B and C (which shall not be less than 30 days and not more than 90 days after Tenant's notice of exercise). If Tenant exercises this option, the parties shall enter into an amendment to this Lease incorporating Suites B and C as part of the Premises upon the same provisions as this Lease, except as follows:
          (a) If Tenant exercises this option prior to the first day of the 10th month of the first Lease Year, the Base Rent for Suites B and C shall be at the same rental rates per rentable square foot as the Premises, subject to increases at the same times as set forth in Sections II.J.&K., and the tenant improvement allowance per usable square foot of Suites B and C shall be an amount up to the product of: (1) $5.00, multiplied by (2) a fraction, the numerator of which is the number of months remaining in the Term on the commencement date of the lease of Suites B and C, and the denominator of which is 36. Tenant's Proportionate Share and the total number of Parking Spaces shall be increased pro rata.
          (b) If Tenant exercises this option after the last day of the 9th month of the first Lease Year, the Base Rent and tenant improvement allowance for Suites B and C shall be at the market rate for the Building then being offered by Landlord for like space and for such a term (Market
       Rate). Tenant's Proportionate Share and the total number of Parking Spaces shall be increased pro rata. Within 15 days after Landlord's receipt of Tenant's notice to exercise this option, Landlord shall deliver to Tenant a notice setting forth the Market Rate for Suites B and C (Market Rate Notice). Tenant shall approve or disapprove the Market Rate within 5 business days after Tenant's receipt of the Market Rate Notice (Approval Period). If Tenant fails to approve the Market Rate within the Approval Period (either by notice of disapproval or by failing to give any such notice), then this option shall be void and Tenant shall have no further option to lease Suites B and C.
          (c)  Within 30 days after Landlord's receipt of notice pursuant to
       Section II.A.1(a) or within 30 days after Tenant's approval of the Market Rate pursuant to Section II.A.1(b), as the case may be, the parties shall execute an agreement in form reasonably satisfactory to both, modifying the Base Rent, the Monthly Installments of Base Rent, Tenant's Proportionate Share, Parking Spaces and all other relevant matters. If Tenant fails to enter into an amendment to this Lease in accordance with this Section, Tenant shall have no further right to lease Suites B and C and Landlord may contract with any party with respect thereto without any further obligation to Tenant.

       2. (a)  So long as Tenant has not exercised its option as set forth in
       Section II.A.1., then until the end of the 6th month of the second Lease Year, if, at the date of any notice required herein, this Lease shall be in full force and effect and Tenant named herein shall be in occupancy of the entire Premises and shall not be in monetary default of this Lease, Landlord shall, at such time as Landlord receives a lease proposal acceptable to it from a bona fide prospective tenant (Proposal) for any portion (or all) of the space in Suites B and C (the space delineated in the Proposal is referred to as Refusal Space), notify Tenant of the Proposal (Landlord's Notice). Notwithstanding the foregoing: (1) if the space delineated in the Proposal does not include any portion of Suite B, then the Refusal Space shall be deemed to include all of Suite B and (2) Tenant's right of first refusal under this Section shall not extend to any offer by Landlord to extend or renew the lease of any other tenant of the Building.

          (b) If Tenant receives Landlord's Notice prior to the 1st day of the 10th month of the first Lease Year, Tenant may lease all of the Refusal Space at the same rates and upon the same terms as are contained in this Lease (including the same rental rates per rentable square foot as the Premises, subject to increases at the same times as set forth in Sections II.J.&K., and for a term to expire at the Termination Date), provided, however, that the tenant improvement allowance per usable square foot of the Refusal Space shall be an amount up to the product of: (1) $5.00, multiplied by (2) a fraction, the numerator of which is the number of months remaining in the Term on the commencement date of the lease of the Refusal Space, and the denominator of which is 36. The Tenant's Proportionate Share and the total number of Parking Spaces shall be increased pro rata. If Tenant receives Landlord's Notice after the last day of the 9th month of the first Lease Year, Tenant may lease all of the Refusal Space upon the terms contained in the Proposal (without regard to any of the terms of this Lease).

          (c) Tenant shall exercise this option by giving Landlord notice of exercise within 5 business days after receipt of Landlord's Notice. Promptly after Tenant exercises this option (but in no event later than 30 days after Landlord's Notice), the parties shall enter into a supplemental agreement to this Lease incorporating the Refusal Space as part of the Premises or, at Landlord's option, a separate lease agreement. If the Proposal is deemed to include all of Suite B in accordance with this Section II.A.2. because the Proposal does not include any portion of Suite B, the Proposal shall be deemed to extend to Suite B at the same rates as are included in the Proposal. Anything in
       Section II.A.1 or this Section II.A.2. to the contrary notwithstanding, this option shall terminate with regard to the Refusal Space if Tenant fails to exercise this option or enter into an amendment to this Lease in accordance with this Section, and upon such termination, Tenant shall have no further right to lease the Refusal Space and Landlord may contract with any party with respect thereto without any further obligation to Tenant, provided that if Landlord fails to enter into a lease with the tenant from whom Landlord received the Proposal for the Refusal Space on terms not more favorable to that tenant than those described in the Proposal, this option shall again be applicable to such space.

B. BUILDING: The building on the Land, having an address of 9333/9339 Genesee Avenue, San Diego, California 92121, as shown on the attached Land and Building Plan.

C.     LAND:  The real property shown on the Land and Building Plan.

D. OFFICE PARK: If indicated on the Land and Building Plan, the office park, including land and buildings, of which the Land and Building are a part.

E. BUILDING MANAGER: Koll, The Real Estate Services Company, 9333 Genesee Avenue, Suite 140, San Diego, California 92121, or such other person as Landlord may designate.

F. COMMENCEMENT DATE: The later of October 1, 1996 (the Expected Commencement Date), or that date on which the Premises are substantially completed pursuant to Section 1 of the Lease.

G. TERMINATION DATE: The last day of the 3rd Lease Year, unless extended as provided in this Lease.
          If, at the date of any notice required herein, this Lease shall be in full force and effect and if Tenant named herein shall occupy the entire Premises and shall not be in monetary default of this Lease, Tenant may extend the Term for an additional term of 2 years. The Base Rent during such extended Term shall be the greater of: (1) the Base Rent in effect for the third Lease Year (Fixed Rate) or (2) the market rate for the Building then being offered by Landlord for like space and for such an extended term (Market Rate). No allowance shall be provided to Tenant for improvements to the Premises; for purposes of determining the Base Rent for the extended Term, however, the market rate shall be deemed to include a standard tenant improvement allowance. Tenant shall be responsible for any commission or fee due to any broker or other agent employed by Tenant. If Tenant desires to exercise this option to extend the Term, it must give Landlord notice of exercise (Extension Notice) not earlier than the 1st day of the 4th month of the 3rd Lease Year and not later than the last day of the 6th month of the 3rd Lease Year (Extension Notice Window). If Tenant fails to deliver the Extension Notice during the Extension Notice Window, then this option shall be void and Tenant shall have no further option to extend the Term. If Tenant delivers the Extension Notice during the Extension Notice Window, Landlord shall determine the Market Rate and shall deliver to Tenant an notice setting forth the Market Rate for the extended Term (Market Rate Notice). If the Market Rate is less than or equal to the Fixed Rate, the Base Rent for the extended Term shall be at the Fixed Rate and the parties shall execute an agreement within 30 days after the Market Rate Notice, in form reasonably satisfactory to both, modifying the Termination Date, the Base Rent, the Monthly Installments of Base Rent and all other relevant matters. If the Market Rate is greater than the Fixed Rate, then Tenant shall approve or disapprove the Market Rate within 10 business days after Tenant's receipt of the Market Rate Notice
       (Approval Period). If Tenant fails to approve the Market Rate within the Approval Period (either by notice of disapproval or by failing to give any such notice), then this option shall be void and Tenant shall have no further option to extend the Term. If Tenant approves the Market Rate within the Approval Period (by notice to Landlord), the
       Base Rent for the extended Term shall be at the Market Rate and the parties shall execute a lease amendment within 30 days after Landlord's receipt of Tenant's notice of approval, in form reasonably satisfactory to both, modifying the Termination Date, the Base Rent, the Monthly Installments of Base Rent and all other relevant matters. Tenant's occupancy during the extended Term shall be governed by the same provisions of this Lease, except as otherwise provided in this Section and Tenant shall have no further option to extend the Term. Anything in this Section to the contrary notwithstanding, Tenant's option to extend the Term is subject to the expansion rights or requests of prospective tenants or tenants in the Building whose proportionate share would be or is greater than Tenant's at the date of any notice required herein.

H. LEASE YEAR: A 12 month period, the first of which shall commence on the Commencement Date if it is the first day of a month, otherwise, on the first day of the month next following the Commencement Date, and each subsequent Lease Year shall begin on successive anniversaries of the commencement of the first Lease Year.

I. TERM: A period commencing on the Commencement Date and expiring at midnight on the Termination Date, unless sooner terminated as provided in this Lease.

J.&K.  BASE RENT AND MONTHLY INSTALLMENTS OF BASE RENT:


                                                       Base Rent Per
               Base Rent      Monthly Installments       Annum Per
Lease Year     Per Annum         of Base Rent             Per RSF
----------     ---------         ------------             -------
   1           $216,262.20        $18,021.85               $18.60
   2            223,238.40         18,603.20                19.20
   3            230,214.60         19,184.55                19.80

       Tenant shall pay Landlord $18,021.85 upon Tenant's execution of this Lease, which sum shall be credited against the Base Rent first coming due hereunder, until such credit is exhausted. This sum shall not be deemed to be part of the Security Deposit.

L.     TENANT'S PROPORTIONATE SHARE:  7.44 percent.

M.     BASE YEAR:  The calendar year of 1996.

N.     Intentionally omitted.

O. SECURITY DEPOSIT: $68,661.85 So long as this Lease shall be in full force and effect and Tenant shall not be in monetary default of this Lease, then an amount equal to $16,880.00 shall be credited against the Base Rent becoming due and payable under the Lease for the 3rd, 9th and 11th months of the 1st Lease Year, and the Security Deposit shall be deemed reduced by a like amount. In no event shall the Security Deposit be reduced to less than $18,021.85. For purposes of restoration under
       Section 24 of the General Terms, Covenants and Conditions, the Security Deposit shall be deemed to be $18,021.85 and Tenant shall not be required to restore any amounts which would result in a Security Deposit held by Landlord in excess of $18,021.85.

P.     LANDLORD'S MAILING ADDRESS:
       100 Pearl Street, Hartford, Connecticut  06103.

Q.     TENANT'S MAILING ADDRESS:
       Prior to Commencement Date: 6650 Lusk Boulevard, Suite B-100, San Diego, California 92121.
       As of Commencement Date:  The Premises.

R. NORMAL BUSINESS HOURS: The hours from 8:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday, except recognized holidays.

S.     STATE:  The State of California.

T. PARKING SPACES: Tenant shall be entitled to the nonexclusive use in common with Landlord and others of 42 unreserved spaces (Unreserved Spaces), the exclusive use of 2 covered, reserved spaces (Covered Spaces), and the exclusive use of 2 additional covered, reserved spaces (Additional Spaces) in the parking facility which is shown on the Land and Building Plan. Landlord shall have no responsibility for policing the use of the reserved spaces.

U. PARKING FEE: Initially $-0- per Unreserved Space per month, $-0- per Covered Space per month and $50.00 per Additional Space per month. Anything in Section 28(b) to the contrary notwithstanding, during the initial Term the Parking Fee shall not be changed except for such amounts as may be charged by a governmental authority as provided in Section 28(b).

V.     BROKER:  CB Commercial Inc.

W.     PERMITTED USE (in addition to general office purposes):  None.

X. TENANT'S REPRESENTATIVES: Tenant's employees, agents, contractors, licensees and invitees.

                                  III.  ATTACHMENTS

If the attachments listed below conflict with the Summary of Terms, the Summary of Terms shall prevail. The attachments listed below are incorporated in this Lease and are to be constructed as part hereof:

       1.  General Terms, Covenants and Conditions
       2.  Plan showing the Premises
       3.  Land and Building Plan
       4.  Rules and Regulations
       5.  Expense Escalation
       6.  Work Letter
       7.  Space Plans
       8.  Additional Terms
       9.  Form of Nondisturbance Agreement

       IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease or caused it to be executed.

LANDLORD:                                 TENANT:
TALCOTT REALTY I LIMITED                  SPECTRANET INTERNATIONAL,
PARTNERSHIP                               INC.
By Talcott Equities Limited Partnership   By /s/ Robert E. Randall
Its Managing General Partner                -------------------------------
By Talcott Corporation                           Robert E. Randall
Its General Partner                         -------------------------------
                                                   [Print Name]
                                          Its  COO EXEC VP
                                              -----------------------------
                                                     [Title]
By /s/ John E. Reynolds
-----------------------------------
   JOHN E. REYNOLDS                           /s/  Renny E. Senn
   SENIOR VICE PRESIDENT                      Renney E. Senn
                                              CEO

                                     ATTACHMENT 1

                       GENERAL TERMS, COVENANTS AND CONDITIONS


1.     COMMENCEMENT OF TERM.
       (a) The Premises shall be deemed substantially completed upon the issuance of a certificate of substantial completion by Landlord's architect or a certificate of occupancy by the local building authority, notwithstanding that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed. If the substantial completion of the Premises by Landlord is delayed in any way by Tenant or Tenant's Representatives, the Premises shall be deemed substantially completed for purposes of this Section on the date when they would have been substantially completed but for such delay.
       (b) Tenant's taking possession of the Premises shall be conclusive evidence that the Premises were in good order, condition and repair when Tenant took possession, except for those matters (for which Landlord is responsible as provided in this Lease) of which Tenant gives Landlord notice within 10 days after taking possession. Landlord shall complete or repair such matters as soon as reasonably possible.
       (c) If Landlord is unable to deliver possession of the Premises to Tenant within 180 days after the Expected Commencement Date (the Outside Commencement Date), then Tenant, as its sole remedy, may terminate this Lease by notice to Landlord given within 10 days after the Outside Commencement Date. The Outside Commencement Date shall be extended by the period of any delay described in Section 1(a). Landlord shall not be liable to Tenant or any third party for its failure to deliver possession of the Premises to Tenant. If the Commencement Date does not occur within one year after the Expected Commencement Date, this Lease shall terminate and Landlord and Tenant shall have no further obligations to the other, except as may otherwise be provided in this Lease.
       (d) After the Commencement Date has been determined, Landlord and Tenant shall execute a supplemental agreement specifying the Commencement Date, Termination Date and such other information as Landlord shall reasonably require.

2.     RENT.
       Tenant shall pay Monthly Installments of Base Rent in advance on the first day of each month of the Term. Monthly Installments of Base Rent for any partial month (including any partial month prior to the first Lease Year) shall be prorated on a per diem basis. All costs and expenses which Tenant assumes or agrees to pay and any other sum payable by Tenant pursuant to this Lease shall be deemed additional rent (together with Base Rent referred to as the Rent). The Rent shall be paid in lawful money of the United States of America to the Building Manager or to such other person or at such other place as Landlord may from time to time designate, without any prior notice or demand therefor and without deduction or offset.

3.     LATE PAYMENT.
       If any part of the Rent is not paid within 5 days after it is due, Tenant shall pay Landlord (a) an administrative fee of 5 percent of the amount due, and (b) interest on the amount due from its due date until paid at the lesser of 12 percent per annum or the maximum rate which Landlord may lawfully charge Tenant.

4.     USE OF THE PREMISES.
       Tenant shall use the Premises only for general office purposes and the Permitted Use (if any) and all other uses or purposes are prohibited. Tenant shall not commit waste in the Premises and shall not store, dispose or generate any hazardous materials (except as is customary for an office use) or permit anything to be done in the Premises which causes injury to persons or to the Building, impairs the economic maintenance and operation of the Building, or interferes with or inconveniences other tenants or occupants of the Building.

5.     RULES AND REGULATIONS.
       Tenant shall comply with and cause Tenant's Representatives to comply with the attached Rules and Regulations and with such reasonable modifications and additions as Landlord may from time to time make. Landlord shall not be responsible for the violation of the Rules and Regulations by others.

6.     SERVICES.
       (a) Landlord shall furnish the following services (Normal Services): elevator service (if the Building is equipped with elevators) for use in common with the occupants of the Building; standard janitorial and cleaning services to the Premises and common areas of the Building; domestic water in reasonable quantities to the common areas (and the Premises, if required by this Lease); electricity for lighting the Premises and the operation of ordinary office equipment, but not in excess of that usually required for general office use during Normal Business Hours;

and climate control to the Premises during Normal Business Hours as reasonably required for the comfortable use of the Premises.
       (b) If any utilities or services are specially or exclusively supplied to Tenant or the Premises (Special Services), Tenant shall pay the cost of the Special Services to Landlord or the applicable utility company, as required.
       (c) To enable Landlord to fulfill its service obligations, Tenant shall comply with the conditions of occupancy and connected electrical load reasonably established by Landlord for the Building. Tenant shall not use utilities or other services in excess of Normal Services or in a manner which exceeds or interferes with any Building systems or Landlord's ability to provide services to other tenants in the Building. To avoid possible adverse effects upon the Building's electrical and mechanical systems, Tenant shall not, without Landlord's prior consent in each instance (which shall not be unreasonably withheld), connect air conditioning equipment, computers, appliances, heavy duty equipment or other similar electrical equipment (High Usage Equipment) to the Building's electrical system. Landlord may survey Tenant's use of services from time to time. Tenant shall pay Landlord all costs arising out of any excess use or the connection of High Usage Equipment, including the cost of all repairs and alterations to the Building's mechanical and electrical systems (including the installation of meters) and the cost of the additional electricity made available to Tenant, if any. Tenant shall pay such costs within 10 days of Landlord's demand therefor and as periodically billed to Tenant thereafter.
       (d) Landlord does not warrant that the services supplied by Landlord will be free from interruption. Any interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenant's use or possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of Rent or otherwise, nor relieve Tenant from performance of Tenant's obligations under this Lease. Landlord shall, however, exercise reasonable diligence to restore any service so interrupted.

7.     REPAIRS AND MAINTENANCE.
       Tenant shall keep the Premises in good order and condition. Tenant shall give Landlord prompt notice of any damage to or defective condition in the Building. Except as provided in Sections 1, 6 and 8, Tenant shall be responsible for all repairs, replacements and alterations in and to the Premises. Landlord shall repair, replace and maintain those other portions of the Building which do not constitute a part of the Premises and are not leased to others (except as provided in Section 11). All repairs, replacements and maintenance shall be performed with reasonable promptness and in a good and workmanlike manner.

8.     ALTERATIONS.
       (a) Alterations to the Premises shall not be made without the prior consent of Landlord, which shall not be unreasonably withheld. Unless Landlord permits Tenant to make approved alterations (which permission may be withheld in Landlord's sole discretion), alterations shall be made by Landlord and Tenant shall pay Landlord the cost thereof plus 15 percent for Landlord's overhead and profit within 10 days of Landlord's demand. If Tenant is permitted to make alterations, the work shall be done in accordance with such requirements as Landlord may reasonably impose. Any review or approval by Landlord of plans or specifications with respect to any alteration is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof. If required by Landlord, alterations shall be removed by Tenant upon the termination of the Term and Tenant shall at its expense repair any damage to the Premises or the Building caused by the removal.
       (b) Tenant shall indemnify and defend Landlord for, from and against any and all mechanics' and other liens and encumbrances filed by any person claiming through or under Tenant and against all costs, expenses, losses and liabilities (including reasonable attorneys' fees) incurred by Landlord in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant at its expense shall procure the discharge of record of all such liens and encumbrances within 20 days after notice thereof.

9.     INSURANCE.
       Tenant shall at its expense maintain property insurance on Tenant's property and above-standard leasehold improvements and comprehensive general liability insurance in such amounts as Tenant determines in its reasonable judgment. All such insurance shall be issued by insurers authorized to do business in the State, shall name Landlord as an additional insured or shall contain appropriate endorsements denying Tenant's insurers the right of subrogation against Landlord. Tenant shall, upon request, furnish Landlord with certificates evidencing such insurance coverages. If during the Term insurance premiums on any insurance policy carried by Landlord on the Building or the Premises are increased due to or resulting from Tenant's occupancy hereunder, Tenant shall pay to Landlord as additional rent the amount of the increase in insurance premiums within 10 days after Landlord's demand (accompanied by reasonable evidence of the increase).

10.    INDEMNIFICATION.
        Tenant shall indemnify and defend Landlord for, from and against all claims, expenses, liabilities and losses (other than those for which liability is waived by express provision in this Lease), including reasonable attorneys' fees, resulting from any injury in or upon the Land or Building to property or persons due to any negligence of Tenant or Tenant's Representatives or resulting from Tenant's failure to comply with the Laws (as provided in Section 11). Landlord shall indemnify and defend Tenant for, from and against all claims, expenses, liabilities and losses (other than those for which liability is waived by express provision in this Lease), including reasonable attorneys' fees, resulting from any injury in or upon the Land or the Building to property or persons due to any negligence of Landlord, its agents, employees or contractors or resulting from Landlord's failure to comply with the Laws (as provided in Section 11). Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waive any claims (except claims arising under Section 11) that either of them may have against the other for any damage or injury to property caused by the other's negligence, including the Premises and the Building, arising from a peril coverable by fire or extended coverage insurance, whether or not caused by the other, or its agents, employees or contractors. Neither party shall in any event (except as provided in Sections 13 and 23) be liable to the other for indirect or consequential damages for any breach of this Lease. The provisions of this Section shall survive the termination or expiration of this Lease.

11.    OBSERVANCE OF LAWS.
        Tenant shall at its expense comply with all laws, including the requirements and regulations of any governmental authority having jurisdiction (collectively, the Laws), including those which relate to: (a) the partitioning, equipment operation, alteration, occupancy and use of the Premises, (b) environmental matters (including the storage, disposal or generation of hazardous materials), (c) the making of any repairs, replacements or improvements to the Premises, and (d) any business conducted in the Premises. Except as provided in the preceding sentence, Landlord shall comply with all Laws which relate to the Building, provided nevertheless, that structural changes shall be the responsibility of Tenant if they are changes required by reason of a condition which has been created or caused by Tenant, or are required by reason of a default by Tenant.

12.    SURRENDER OF THE PREMISES.
       Tenant, on the Termination Date or earlier expiration of the Term, shall surrender the Premises in as good condition as when Tenant took possession, except for reasonable wear and tear. Any of Tenant's property (except money and securities) left on the Premises shall be deemed abandoned and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale or, if Landlord elects to remove all or any part of Tenant's property, the cost of such removal, including repairing any damage to the Premises or Building caused by the removal and the cost of storage and sale, shall be paid by Tenant within 10 days of Landlord's demand.

13.    HOLDING OVER.
       If Tenant retains possession of all or part of the Premises after the Termination Date, Tenant's occupancy shall be as a tenant at sufferance, terminable at any time by Landlord. Tenant shall pay Landlord rent for such time as Tenant remains in possession at the monthly rate of 150 percent of the Base Rent payable hereunder for the month immediately preceding the Termination Date plus all other Rent required by the terms of this Lease and, in addition thereto, shall pay Landlord for all damages (including consequential damages) sustained by reason of Tenant's retention of possession. The provisions of this Section do not exclude Landlord's rights of reentry or any other right hereunder.

14.    DAMAGE.
       (a) If the Building, Land or Premises are damaged by fire or other casualty and this Lease is not terminated as provided below, Landlord shall repair the damage at its expense (except for excess costs related to above-standard leasehold improvements in the Premises which shall be at Tenant's expense), with reasonable promptness after notice to it of the damage; provided, however, that Landlord shall not be required to repair or replace any of Tenant's property or any alteration or improvements made by Tenant. If the Premises are damaged by fire or other casualty, then to the extent that the Premises are rendered untenantable, the Rent shall equitably abate from the date of the damage to the date the damage is repaired. If repairs are delayed in any way by Tenant or Tenant's Representatives, the damage shall be deemed repaired for purposes of this Section on the date when they would have been repaired but for such delay.
       (b) If the Building, Land or Premises are substantially damaged by fire or other casualty, Landlord may terminate this Lease by notice to Tenant within 90 days after the date of the damage and this Lease shall terminate upon the 30th day after such notice by which date Tenant shall vacate and surrender the Premises to Landlord. The Rent shall be equitably prorated to the date of termination. The Building, Land or Premises (whether or not the Premises are damaged) shall be deemed substantially damaged if: (1) Landlord is required to expend for repairs more than 20 percent of the replacement value of the Building immediately prior to the damage, or (2) repair is not possible in accordance with Landlord's reasonable estimate within 180 days following the date of the damage.
       (c) If this Lease has not been terminated and Landlord does not substantially complete the repair or restoration of the Building, Land or Premises within 180 days after the date of the casualty, and if such failure has a material, adverse effect on Tenant's business in the Premises, Tenant may (provided such failure is not due to any fault of Tenant or Tenant's Representatives) terminate this Lease by notice to Landlord given within 10 days after the end of the 180-day period. Termination shall be effective 30 days after such notice is given unless Landlord shall substantially complete the repair or restoration within the 30-day period, in which case Tenant's notice of termination shall be deemed withdrawn. This Section is intended to provide the only remedies available to Tenant for damage caused by casualty and, therefore, to the extent permitted by Law, Tenant waives the provisions of any Laws which would provide alternative or additional remedies in the event of such damage.

15.    CONDEMNATION.
       (a) If the Building, Land or Premises are taken for more than 180 days by condemnation or under threat thereof for any public or quasi-public purpose, this Lease shall terminate as of the date Tenant is required to vacate the Premises by reason of the taking and the Rent shall be equitably prorated to such date. If any part of the Building or Land is so taken, this Lease shall be unaffected by such taking, except that (1) Landlord may terminate this Lease by notice to Tenant within 90 days after the date of taking if (A) the cost of restoration will exceed the award received as a result of the taking, (B) repair is not possible in accordance with Landlord's reasonable estimate within 180 days following the date of the taking, or (C) in Landlord's reasonable judgment, it will be unable to economically operate the Building in light of Landlord's agreements and obligations regarding the Building, and (2) Tenant may terminate this Lease by notice to Landlord within 90 days after the date of taking if 20 percent or more of the Premises shall be taken and the remaining area of the Premises shall not be reasonably sufficient for Tenant to continue operation of its business. This Lease shall terminate on the 30th day after such notice by which date Tenant shall vacate and surrender the Premises to Landlord and the Rent shall be equitably prorated to such date. If this Lease continues in force upon a temporary taking (180 days or less) or a partial taking, the Base Rent, Tenant's Proportionate Share and other relevant items shall be equitably adjusted according to the rentable area of the Premises and Building remaining.
       (b) In the event of any taking, all of the proceeds of any award payable by the condemning authority shall be and remain the sole and exclusive property of Landlord, and Tenant hereby assigns all of its right, title and interest in and to any award to Landlord. Tenant, however, shall have the right, to the extent that the same shall not reduce, delay or prejudice Landlord's award, to claim from the condemning authority, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for moving expenses.

16.    ASSIGNMENT AND SUBLETTING.
       (a) Tenant shall not, either directly or indirectly (including transfers of interests in Tenant), assign or encumber this Lease or any interest therein or sublet the Premises or any part thereof without the prior consent of Landlord in each instance, which consent shall not be unreasonably withheld; provided, however, in no event may this Lease be assigned or the Premises sublet to any governmental authority or agency or to any tenant or occupant of the Building, nor may the rental rate of any sublease be less than the market rate for such space. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining Landlord's consent to any further assignment or subletting.
       (b) Tenant shall give Landlord notice of Tenant's intent to assign this Lease or sublet the Premises in whole or in part (including Tenant's estimate of the date the assignment or sublease will be effective (Estimated Date) and, in the case of a sublease, the area affected and the intended period of the sublease) and Landlord shall have the option, exercisable by delivery to Tenant of notice within 90 days after receipt of Tenant's notice, to terminate this Lease (in the case of a proposed assignment) or to terminate or suspend this Lease as to that portion of the Premises which Tenant seeks to sublet (if Landlord elects to suspend, the Lease with respect to the sublet area shall be suspended only during the period specified by Tenant in its notice and the Rent shall be equitably reduced only for such period). If Landlord fails to give such notice, Landlord shall be deemed to have rejected its option to terminate or suspend and Tenant may proceed to attempt to assign or sublet, subject to the requirements of this Section 16, including Landlord's prior consent. If Landlord exercises its option to terminate or suspend, Landlord shall be entitled to recover possession of all or such portion of the Premises as is applicable and Tenant shall vacate the same on the later of the date which is 60 days after the giving of Landlord's notice of termination (or suspension) or the Estimated Date, the Rent shall be adjusted to the date of vacation and thereafter (or for the period of the suspension) Tenant shall be relieved of all liability for the vacated portion of the Premises. In the case of a suspension, Landlord shall redeliver possession of the suspended portion of the Premises to Tenant "as is" at the expiration thereof.
       (c) If Landlord gives its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent: (1) in the case of an assignment, an amount equal to all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including any sums paid for the sale, rental or use of Tenant's property in excess of the then market value of Tenant's property), less the reasonable expenses actually paid by Tenant in connection with the assignment; and (2) in the case of a sublease, any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant (including any sums paid for the sale, rental or use of Tenant's property in excess of the then market value of Tenant's property) which are in excess of the Rent during the term of the sublease in respect of the subleased space, less the reasonable expenses actually paid by Tenant in connection with the subletting. The sums payable hereunder shall be paid to Landlord as and when payable by the assignee or subtenant to Tenant.
       (d) No assignment or subletting shall affect the continuing primary liability of Tenant (which, following an assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

17.    SUBORDINATION.
       This Lease and all rights of Tenant hereunder shall be, at the option and designation of Landlord, subordinate or superior to any lease of the Building or Land (an Underlying Lease) and to any mortgage or deed of trust (a Mortgage) which may now or hereafter affect the Building or Land. If Landlord designates this Lease as subordinate or superior to any Underlying Lease or Mortgage, this Section shall be self-operative and no further agreements of subordination or superiority shall be required but, in confirmation of such subordination or superiority, Tenant shall promptly execute, acknowledge and deliver any agreement that Landlord, the lessor under any Underlying Lease (Lessor) or the holder of any Mortgage (Mortgagee) or any of their respective assigns or successors in interest may reasonably request to evidence such subordination or superiority. If any Lessor or Mortgagee (or any purchaser at a foreclosure sale) succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (a Successor Landlord), Tenant shall, upon request, attorn to and recognize the Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any agreement that the Successor Landlord may reasonably request to evidence such attornment.
If a Lessor, Mortgagee or Successor Landlord requires that an agreement of subordination, superiority, or attornment be executed by Tenant in accordance with this Section, Tenant's failure to do so within 15 days after Landlord's request shall be deemed an event of default under this Lease.

18.    ESTOPPEL CERTIFICATE.
       Tenant shall from time to time deliver to Landlord a statement in writing certifying the status of this Lease and any options contained herein, the performance hereunder of Landlord and Tenant and such other matters as Landlord shall reasonably request. Tenant's failure to do so within 15 days after Landlord's request shall be deemed an event of default under this Lease.

19.    TRANSFER OF LANDLORD'S INTEREST.
       The term "Landlord" as used in this Lease shall be limited to mean and include only the owners of Landlord's interest in this Lease at the time in question. Upon any transfer of such interest, Landlord herein named (and in case of any subsequent transfer, the then transferor) shall thereafter be relieved of all liability for the performance of any obligations on the part of Landlord contained in this Lease.

20.    QUIET ENJOYMENT.
       Tenant, upon paying the Rent and performing all of the terms, covenants and conditions on its part to be performed, shall peaceably and quietly enjoy the Premises subject, nevertheless, to the terms of this Lease.

21.    RIGHTS RESERVED TO THE LANDLORD.
       Landlord reserves the right: (a) to name the Building and Office Park, to change the name or street address of the Building and Office Park, and to install and maintain all signs in the Office Park (including the exterior and interior of the Building); (b) on reasonable prior notice to Tenant, to exhibit the Premises to any prospective purchaser or mortgagee of the Building or Land and to others having an interest therein at any time during the Term, and to prospective tenants during the last 12 months of the Term; (c) to enter the Premises to make necessary inspections, repairs and adjustments or otherwise to comply with the terms of this Lease; and (d) to relocate, alter, improve, reduce or add to the configuration of and the various facilities and improvements within the Building, the Land and the Office Park, provided that the change shall not materially restrict Tenant's access to or use of the Premises.

22.    DEFAULT.
       The following shall be deemed events of default under this Lease: (a) Tenant's failure to make any payment of Rent when it is due and payable (provided that Tenant shall be entitled to 10 days notice of nonpayment during which Tenant may cure the default, unless on 2 prior occasions within the same 12-month period there has been a default in the payment of Rent which has been cured after notice has been given by Landlord, in which case no such notice need be given for the remainder of the 12-month period and no such default in the payment of Rent shall be curable, except as may be required by applicable Laws),
(b) any matter defined as an event of default in this Lease, (c) Tenant's failure to cure a default in the performance of any other covenant or obligation of Tenant under this Lease within a period of 30 days after notice from Landlord specifying the default (or if the specified default is not capable of cure within the 30-day period, if Tenant fails immediately after notice from Landlord to commence to cure the default and diligently to pursue completion of the cure during and after the 30-day period), and (d) Tenant's failure to occupy substantially all of the Premises within 30 days after Landlord delivers the Premises to Tenant in the condition required by this Lease or Tenant's vacation of more than 50 percent of the Premises for more than 30 days except in accordance with an approved assignment or sublease.

23.    REMEDIES.
       (a) If any event of default occurs, Landlord may, without prejudice to Landlord's other rights hereunder and in addition to all other rights and remedies which Landlord may have under the Laws:
               (1) cure such default and any reasonable costs and expenses incurred by Landlord therefor shall be deemed additional rent payable on demand; or
               (2) with or without terminating this Lease, reenter the Premises and take possession thereof from Tenant by legal proceedings or otherwise. If Landlord takes possession of the Premises and if the remedy provided in this
Section 23(a)(2) is permitted under the Laws after termination of a lease, this Lease shall terminate, otherwise it shall remain in full force and effect. Thereafter Landlord may recover from Tenant: (A) the worth at the time of award of the unpaid Rent which had been earned at the time of such termination; (B) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (D) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in Subdivisions (A) and
(B) is computed by allowing interest at the lesser of 12 percent per annum or the maximum rate which Landlord may lawfully charge Tenant. The worth at the time of award of the amount referred to in Subdivision (C) is computed by discounting such amount at the discount rate of the nearest Federal Reserve Bank at the time of award plus one percent. Efforts by Landlord to mitigate the damages caused by Tenant's breach of this Lease shall not constitute a waiver of Landlord's right to recover damages under this or any other Section. Nothing in this Section shall affect Landlord's rights to indemnification under any of the other provisions of this Lease; or

          (3) continue this Lease in full force and effect for so long as Landlord does not exercise Landlord's right to terminate this Lease and Landlord may enforce all Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due. For purposes of this Section, the following acts by Landlord shall not constitute a termination of Tenant's right to possession of the Premises or a termination of the Lease: (A) acts of maintenance or preservation or efforts to relet the Premises; or (B) the appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this Lease.

       (b) Landlord shall use reasonable efforts to mitigate its damages in the event of Tenant's default. If Tenant has vacated the Premises, Landlord shall be deemed to have satisfied its obligation under this provision if it markets the Premises in the same manner as it markets other available space in the Building or the Office Park (if applicable). Landlord, however, shall not be required to prefer the Premises over such other available space.

       (c) Except as provided in Section 23(a)(2), no reentry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease, unless notice to such effect is given by Landlord to Tenant. If Landlord does reenter or take possession without terminating this Lease, Landlord may, at any time thereafter, terminate this Lease by giving notice to Tenant. All of the remedies given to Landlord in this Lease upon any event of default are in addition to all other rights or remedies to which Landlord may be entitled under the Laws, including, if available, the right to restrict Tenant's access to the Premises; all such remedies shall be deemed cumulative and the election of one shall not be deemed a waiver of any other or further rights or remedies. Unless otherwise expressly provided herein, Tenant's obligation to pay all the Rent due through the Termination Date shall survive any termination or expiration of this Lease.

24.    SECURITY DEPOSIT.
       Tenant has deposited with Landlord the Security Deposit as security for the faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including payment of the Rent, Landlord may apply all or any part of the Security Deposit for the payment of any Rent or to compensate Landlord for any other loss, cost or liability which Landlord may incur by reason of Tenant's default. If any portion of the Security Deposit is so applied, Tenant shall, within 10 days after notice thereof, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be deemed an event of default under this Lease. The Security Deposit or any balance thereof shall be returned to Tenant without interest (or, at Landlord's option, to the last transferee of Tenant's interest hereunder) at the expiration of the Term and upon Tenant's vacation of the Premises in accordance with the terms of this Lease. If the Building is sold, the Security Deposit may be transferred to the new owner and Landlord shall be discharged from further liability with respect thereto.

25.    BANKRUPTCY.
       If Tenant files a voluntary petition pursuant to the Bankruptcy Code (including any successor code) or takes the benefit of any insolvency act or is dissolved, or if any involuntary petition is filed against Tenant pursuant to the Bankruptcy Code and the petition is not dismissed within 60 days after the filing, or if a receiver is appointed for Tenant's business or assets and the appointment of the receiver is not vacated within 60 days after the appointment, or if Tenant shall make an assignment for the benefit of creditors, then Landlord shall have all of the rights provided in Section 23 for nonpayment of the Rent to the extent permitted by the Laws.

26.    FORCE MAJEURE.
       Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by causes beyond its control, including labor disputes, civil commotion, hostilities, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, financing or services, and acts of God. Tenant shall similarly be excused for delay in the performance of any obligation hereunder, provided that nothing contained in this Section shall be deemed to excuse or permit any delay in the payment of Rent or any delay in the cure of any default which may be cured by the payment of money.

27.    LIMITATION OF LIABILITY.
       If Landlord becomes obligated to pay Tenant a money judgment arising out of any failure by Landlord to perform any of its obligations under this Lease, Tenant shall be limited for the satisfaction of the money judgment solely to Landlord's interest in the Building and Land and no other property or assets of Landlord or the individual.

                                     ATTACHMENT 2

                              [MAP OF SUBJECT PREMISES]

                                     ATTACHMENT 2

                                EXISTING IMPROVEMENTS


                              [MAP OF SUBJECT PREMISES]

                                     ATTACHMENT 3

                              [MAP OF SUBJECT BUILDING]

                                     ATTACHMENT 4

                                 RULES AND REGULATIONS

       1. The sidewalks, entrances, passages, courts or stairways of the Building shall not be obstructed or used for any purpose other than ingress and egress to and from the tenant's premises.

       2. Nothing shall be attached to the outside walls or windows of the Building. No curtains, blinds, shades, or screens shall be used in connection with any exterior window or door of the tenant's premises, except as Landlord designates as Building standard.

       3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside, or inside if visible from the outside, of the tenant's premises or the Building without the prior consent of Landlord.

       4. The restrooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed. No tenant shall bring or keep any inflammable, combustible, explosive or hazardous fluid, material, chemical, or substance in or about the tenant's premises without Landlord's prior consent.

       5. No tenant shall mark, paint, nail, tape, or drill into any part of the Building except the premises, and then only with the prior consent of Landlord. No tenant shall install any resilient tile or similar floor covering in the tenant's premises except in a manner approved by Landlord.

       6. No bicycles, vehicles or animals of any kind shall be brought into the tenant's premises (except as may be required by handicapped persons). No cooking shall be done or permitted in the Building by any tenant without the approval of Landlord, except as is customary for general office purposes (such as the use of microwave ovens and coffee machines). No tenant shall cause any unusual or objectionable odors to emanate from the tenant's premises.

       7. No tenant shall create, or permit to be created, any nuisance, or interfere with other tenants or occupants of the Building or neighboring buildings or premises.

       8. No additional locks or bolts of any kinds shall be placed upon any of the doors or windows, nor shall any changes be made in locks or the mechanism thereof. Each tenant shall, upon the termination of its tenancy, deliver to Landlord all keys of stores, offices and restrooms obtained by such tenant.

       9. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's reasonable opinion, impairs the reputation of the Building.

       10. If the tenant's premises become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

       11. No premises shall be used, or permitted to be used for lodging or sleeping, or for any illegal purpose.

       12. The requirements of tenants will be attended to only upon application at the office of the Building Manager. Building employees shall not be required to perform any work outside of their regular duties, unless under specific instructions from the office of Building Manager.

       13. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate in seeking their prevention.

       14. In the delivery or receipt of merchandise, freight or other matter, only hand trucks or other means of conveyance equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require shall be used.

       15. With respect to work being performed by a tenant in its premises with the approval of Landlord, the tenant shall refer all contractors, contractors' representatives and installation technicians to the Building Manager for its supervision, approval and control prior to the performance of any work or services.
This provision shall apply to all work performed in the Building including installation of telephones, electrical devices and attachments.

       16. Each tenant and all of Tenant's Representatives shall observe and comply with the driving and parking signs and markers on the Land and the Office Park and Landlord shall not be responsible for any damage to any vehicle towed because of noncompliance with parking regulations.

       17. No radio or television antenna, loudspeaker, music system or other device shall be installed on the roof or exterior walls of the Building or on common walls with adjacent tenants.

       18. No material shall be placed in the trash boxes or receptacles in the Building unless such material may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any Laws governing such disposal. All garbage and refuse disposal shall be made only through entryways provided for such purposes and at such times as Landlord shall designate.

       19. If the Building is equipped with elevators, at least one elevator shall remain in service at all times. Landlord may designate a specific elevator for use as a service elevator.

       20. Tenant shall pay to Landlord on demand the costs incurred by Landlord for extra or unusual cleaning required because of the condition or nature of the Premises.

       21. If Tenant requires climate control at any time after Normal Business Hours, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant, and Tenant shall pay Landlord's charges therefor on demand.

       22. No vending machines of any kind shall be installed in the tenant's premises, except by Landlord upon the tenant's request. Only Landlord may install vending machines in the Building and Landlord shall receive all of the revenue derived therefrom.

                                     ATTACHMENT 5

                                  EXPENSE ESCALATION

                                      BASE YEAR


ESCALATION. The Base Rent does not reflect future increases in the amount of taxes on the Land, the Building and other improvements on the Land (collectively the Property) or in the cost of operations and maintenance of the Property. In order that the Rent payable throughout the Term shall reflect any such increase, the parties agree as follows:

1.   DEFINITIONS.
     (a) REAL ESTATE TAXES: (1) all general and special taxes, assessments, duties and levies, if any, payable (adjusted after protest or litigation, if any) for any part of the Term, exclusive of penalties or discounts, on the Property; (2) any service, user or license fees or taxes, or any taxes which shall be levied on the rentals of the Building in addition to or in lieu of any of the foregoing in whole or in part; and (3) the reasonable expenses of contesting the amount or validity of any such taxes, charges or assessments, such expense to be applicable to the period of the item contested.

     (b) OPERATING EXPENSES: all expenses paid or incurred by Landlord or on Landlord's behalf in respect of the management, repair, operation and maintenance of the Property, including: (1) utilities; (2) rent, casualty, liability and fidelity insurance; (3) cleaning, snow and ice removal, and security services; (4) landscaping; (5) alterations and improvements to the Property made by reason of the Laws or the requirements of insurance bodies;
(6) management fees or, if an independent property manager is not employed by Landlord, a sum which is not in excess of the then prevailing rates for management fees of other comparable buildings in the area in which the Building is located; (7) capital improvements, replacements or additions to the Property made during the Term which Landlord reasonably projects will reduce Operating Expenses, but only to the extent of the projected reduction for each relevant calendar year; (8) reasonable administrative expenses; (9) expenses (including real estate taxes) attributable to the Property as part of an Office Park (if applicable); and (10) all other charges properly allocable to the repair, operation and maintenance of the Building in accordance with generally acceptable accounting principles. Operating Expenses shall not include expenses for any capital repairs, replacements or improvements (except as provided above); depreciation; expenses (other than Operating Expenses) for which Landlord is reimbursed; brokerage commissions, advertising expenses and expenses of renovating space incurred in procuring new tenants; interest on and amortization of debts; and any cost or expense representing an amount paid to a related or affiliated person or entity which is in excess of the amount which would be paid in the absence of such relationship.

     (c) If during any calendar year (including the Base Year) the Property is not fully assessed and the Building is not fully occupied or if any tenant of the Building (other than Tenant) furnishes to itself any services which would otherwise have been furnished by Landlord, Real Estate Taxes and Operating Expenses shall be adjusted at the expiration of each calendar year as if the Property were fully assessed, the Building were 95 percent occupied during the entire year and as if Landlord had furnished such services. "Fully occupied" shall be defined as occupancy of 95 percent or more of the rentable area of the Building.

2.   EXCESS EXPENSES.

     Commencing the calendar year following the Base Year and thereafter (each such calendar year referred to as a Comparison Year), Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the amount by which the sum of the Real Estate Taxes and the Operating Expenses for each Comparison Year during the Term exceeds the sum of the Real Estate Taxes and the Operating Expenses for the Base Year (the excess amount is referred to as the Excess Expenses). Tenant's Proportionate Share of Excess Expenses shall be prorated as necessary for the first and last calendar years of the Term if the Commencement Date or Termination Date are other than the first or last day of the year, respectively.

3.   CURRENT PAYMENTS AND ADJUSTMENT.

     (a) In order to provide for current payments on account of Excess Expenses Tenant shall pay as additional rent, together with Monthly Installments of Base Rent, an amount equal to Tenant's Proportionate Share of the Excess Expenses due for the ensuing 12 months (as reasonably estimated by Landlord from time to time) in 12 equal monthly installments commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount.

     (b) On or before April 1 of each calendar year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement (certified by an officer of Landlord) of Tenant's Proportionate Share of the Excess Expenses for the preceding

Comparison Year. If Tenant's Proportionate Share of the actual Excess Expenses for the Comparison Year exceeds the aggregate of the estimated monthly payments made by Tenant for that year, Tenant shall within 10 days of receipt of the statement, pay Landlord such excess as additional rent. If the aggregate exceeds Tenant's Proportionate Share of the actual Excess Expenses, then Landlord shall credit against Tenant's next ensuing monthly installment or installments of the Rent an amount equal to the difference until the credit is exhausted.

4.   TERMINATION.

     (a) Landlord may at any time after the end of the Term give Tenant notice of Landlord's reasonable estimate of Tenant's Proportionate Share of the Excess Expenses (prorated) for the Comparison Year in which the Term ends. Tenant shall within 30 days after receipt of such notice pay Landlord the amount specified. Adjustments shall thereafter be made in accordance with this Section.

     (b) If a credit is due from Landlord at the end of the Term or at the time of adjustment, Tenant shall be entitled to receive the amount of the credit in the form of payment from Landlord, provided that Landlord may, in lieu of such payment, apply the credit against any Rent which is due but not paid on that date. No interest or penalties shall accrue on any amounts which Landlord is obliged to credit or pay to Tenant by reason of this Rider.

5.   STATEMENTS.

     Each statement given by Landlord pursuant to this Rider shall be conclusive and binding upon Tenant unless within 60 days after receipt of the statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which it is claimed to be incorrect. Pending resolution of the dispute, Tenant shall pay additional rent in accordance with the statement but such payment shall be without prejudice to Tenant's position. If the dispute is determined in Tenant's favor, Landlord shall immediately credit Tenant the amount of Tenant's overpayment of additional rent resulting from compliance with Landlord's statement. If resolution of the dispute indicates that Tenant underpaid, Tenant shall immediately pay Landlord the amount of such underpayment (no interest shall be due thereon, provided Tenant paid all additional rent due in accordance with this Rider). Landlord shall grant Tenant reasonable access to Landlord's books and records for the purpose of verifying the Excess Expenses.

                                     ATTACHMENT 6

                                     WORK LETTER


     Landlord and Tenant agree as follows:

     1. (a) Landlord shall prepare the Premises (the Work) in accordance with the Plans (hereinafter defined). Tenant shall, within 10 business days after the date of this Lease, deliver to Landlord, for its approval, working drawings adequate in detail to perform the Work (Plans) in accordance with the Space Plans attached hereto. Landlord's failure to approve or disapprove the Plans within 5 business days of their receipt by Landlord shall be deemed an approval. Landlord shall not unreasonably withhold its approval of the Plans. Any programming or interior design services or unreasonable or excessive revisions to the Plans required by Tenant shall be at Tenant's sole cost and expense and shall be considered a Tenant delay.

          (b) Except as set forth in this Work Letter and the Lease, Landlord has no other agreement with Tenant and has no other obligation to do any other work with respect to the Premises.

     2. If Landlord further agrees to do, at Tenant's request and upon submission by Tenant (at Tenant's sole cost and expense) of all necessary drawings, plans and specifications, any other work in addition to the Work described in Section 1 hereof, such other work shall be done at Tenant's sole cost and expense as a Tenant's extra. Prior to commencing any such other work requested by Tenant, Landlord shall submit to Tenant written estimates of the cost of such other work. If Tenant shall fail to approve said estimates within 5 days from the receipt thereof, the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed thereon. Tenant agrees to pay to Landlord promptly upon being billed therefor, at any time and from time to time, the cost of all such other work together with 10 percent of said cost for Landlord's profit and overhead.

     3. Landlord, at Landlord's discretion, may permit Tenant and Tenant's agents to enter the Premises prior to the Commencement Date in order that Tenant may do such other work as may be required by Tenant to make the Premises ready for Tenant's use and occupancy. If Landlord permits such entry prior to the Commencement Date, such permission is conditioned upon Tenant and Tenant's Representatives working in harmony and not interfering with Landlord and its agents, contractors and employees in doing Landlord's work in the Premises or for other tenants and occupants of the Building. If at any time such entry shall cause or threaten to cause disharmony or interference, Landlord shall have the right to withdraw such permission upon 24 hours notice to Tenant. Tenant agrees that any such entry into and occupation of the Premises shall be deemed to be under all of the provisions of the Lease except as to the covenant to pay Base Rent, and Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's work and installations made in the Premises or to properties placed therein prior to the commencement of the Term, the same being at Tenant's sole risk, unless such injury, loss or damage is due to Landlord's gross negligence.

     4. (a) Subject to Sections 4(b) and 4(c) of this Work Letter, Landlord shall provide Tenant an allowance (the Allowance) which shall be applied to the cost of the Work (including the cost to bring the Premises into compliance with building code requirements, including ADA compliance only as provided in Section 34 of the General Terms, Covenants and Conditions) and which shall be an amount up to $50,640.00. If the cost of the Work (including the cost to bring the Premises into compliance with building code requirements, including ADA compliance) exceeds the Allowance, Tenant shall pay such excess (together with the costs incurred by Landlord, if any, described in Section 4(c) hereof) to Landlord within 20 days after demand therefor.

          (b) The cost of the Work attributed to the installation of building standard carpet or other building standard flooring in the Premises shall be deemed to include the greater of $28,682.50 or the actual cost of such installation.

          (c) The cost of the Work shall in no event include the cost of Tenant's fixtures, cabling, telephone and computer wiring which shall be the sole responsibility of Tenant and in no event shall such costs be offset by the Allowance.

     5. Landlord shall procure bids from Landlord's contractor and at least 2 other reputable contractors licensed in the State. Landlord shall be bound by the lowest of the bids deemed acceptable.

                                 ATTACHMENT 7


                   [MAP OF APPROVED CONCEPTUAL SPACE STUDY]

                        APPROVED CONCEPTUAL SPACE STUDY

          FOR PREPARATION OF MUTUALLY APPROVED CONSTRUCTION DOCUMENTS

                                ATTACHMENT 8

                              ADDITIONAL TERMS


      The Section numbers below in the margin correspond to the Section numbers in the Lease.


                     GENERAL TERMS, COVENANTS AND CONDITIONS

1(b).   Line 3 change "10 days" to "30 days".

1(c).   Line 1 change "180 days" to "120 days".
        Line 6 after "this Lease shall" add "automatically".

6(a).   Line 3 after "Building" add "5 days per week".
        Line 4 delete ", if required by this Lease".
        Line 5 after "Normal Business Hours;" add "security services for the Building at least at the level provided as of the date hereof;".

6(b). Line 1 after "Premises" add "at Tenant's request and other than provided herein".

        At the end of this Section add: "Tenant may request, upon reasonable advance notice to Landlord and at Tenant's sole cost and expense, that Landlord provide climate control to the Premises after Normal
        Business Hours for a minimum of 2 hours per request. Landlord shall use reasonable efforts to accommodate Tenant's requests therefor. Tenant shall pay Landlord's charge for providing such service, provided that such charge shall not exceed $50.00 per hour."

6(c).   Line 6 after "computers" add "(except personal computers)".
        At the end of this Section add: "Anything in this Section to the contrary notwithstanding, Landlord acknowledges that the installation of copy machines, computer servers, fax machines and similar office equipment does not violate the requirements of this Section."

6(d).   At the end of this Section add: "Anything to the contrary in
        Section 6(d) notwithstanding, if any interruption or discontinuance of service: (i) is caused by the negligence of Landlord, its agents, employees or contractors (without the contributory negligence of Tenant or Tenant's Representatives), (ii) continues for more than 10 consecutive business days without being cured by Landlord (or if not capable of cure within such 10-day period, if Landlord fails immediately to commence such a cure and diligently to pursue completion of such cure during and after such 10-day period), and
        (iii) has a material, adverse effect on Tenant's ability to conduct Tenant's business in the Premises (Abatement Interruption), then the Rent shall abate equitably from the date of occurrence during the interruption or discontinuance. If an Abatement Interruption is reasonably estimated by Landlord to extend for more than 180 days, the Abatement Interruption shall be deemed to be an "other casualty" pursuant to Section 14(b). If any interruption or discontinuance of service is caused by the negligence of a third party (with or without the contributory negligence of Tenant or Tenant's Representatives) with whom Landlord has a contractual relationship to provide such service and with whom Tenant has no contractual relationship, and if Tenant has no separate cause of action against such third party for such interruption or discontinuance and Landlord chooses not to pursue remedies then available to Landlord pursuant to such contract, then Tenant shall be subrogated to Landlord's rights under Landlord's contract with the third party to the extent necessary to remedy damages incurred by Tenant, provided that such subrogation does not cause Landlord to be in default of the contract. Tenant shall indemnify and defend Landlord for, from and against all claims, expenses, liabilities and losses, including reasonable attorneys' fees, resulting from such subrogation."

7. At the end of this Section add: "On the Commencement Date, the mechanical, HVAC and electrical systems serving the Premises (excluding any kitchen equipment which Tenant shall lease on an "as is" basis) shall be in good working order."

8(a).   Line 4 change "15" to "10".

9. At the end of this Section add: "Landlord shall maintain property insurance and commercial general liability insurance in such amounts as Landlord determines in its reasonable judgment. All such insurance shall be issued by insurers authorized to do business in the State and shall permit Landlord to waive subrogation against Tenant."

14(c).  Lines 2 and 4 change "180" to "150".

16(b).  Line 4 change "90 days" to "30 days".

16(e). Add new Section 16(e): "Anything in Section 16 to the contrary notwithstanding, without Landlord's consent but upon 10 days notice to Landlord, this Lease may be assigned, or the Premises may be sublet, to any entity which is a parent, subsidiary or affiliate of Tenant and shall not be subject to the requirements of Sections 16(b) and 16(c). For the purposes of this Section a "parent" shall mean an entity which owns more than 50 percent of the outstanding stock of Tenant, a "subsidiary" shall mean an entity more than 50 percent of whose outstanding stock shall be owned by Tenant, and an "affiliate" shall mean an entity more than 50 percent of whose outstanding stock shall be owned by Tenant's parent."

17. At the end of this Section add: "Within 90 days after execution of this Lease, Landlord shall deliver to Tenant a nondisturbance agreement from Landlord's lender substantially in the form of the Nondisturbance Agreement attached to this Lease."

21. Line 2 after "and Office Park" add ", provided that Landlord agrees to reimburse Tenant for the reasonable cost of replacing its then existing stationery stock, if necessary".
        Line 3 delete "reasonable" and substitute "24 hours".
        Line 5 change "12" to "6".
        Line 8 after "materially" add "or unreasonably".

25.     Lines 3 and 4 change "60" to "90".

28(a). Line 3 after "number" add "or nature (reserved, unreserved, covered or uncovered)".

30.     Line 1 after "Tenant" add "and Landlord each" and after
        "represents" add "to the other".

         Line 2 delete "Tenant" and substitute "Each party" and delete "Landlord" and substitute "the other party".
         Line 5 delete "Tenant" and substitute "the indemnifying party".

33. Add new Section: "33. SIGNAGE. Tenant may, within 120 days after the Commencement Date, install Tenant's sign including the word "SPECTRANET" (Sign), on one line of 1/2 of one side of the 3-sided monument sign facing Genesee Avenue (Monument Sign). The Sign shall be installed on the silver band of the Monument Sign by Landlord's sign vendor and such installation shall be subject to: (a) Tenant first obtaining all necessary approvals from the City of San Diego and of any other governmental authority having jurisdiction; and (b) Landlord's prior approval of material, design, location and size (which approval shall not be unreasonably withheld). The Sign shall not be illuminated. Landlord may remove the Sign if a monetary default of Tenant has become an event of default as provided in
         Section 22 of this Lease. All costs related to approval, installation, maintenance and removal of the Sign shall be at Tenant's expense. In addition, Landlord shall, at Landlord's expense, install Tenant's name on the lobby Building directory and on the door of the Premises using Building standard lettering."

34. Add new Section: "34. LANDLORD'S REPRESENTATION. Landlord represents, to the best of the knowledge of Landlord's employees charged with responsibility for the day to day management of the Building, that at the Commencement Date of this Lease the Premises meets the current guidelines with respect to the Americans with Disabilities Act (ADA). In no event shall Tenant be responsible for the cost of compliance with ADA except for such compliance which is required due to Tenant's operation of the Premises or the Work (as defined in the Work Letter)."


                             RULES AND REGULATIONS

20.      Line 1 after "demand the costs" add "reasonably".

22. Line 3 after "therefrom" add "; provided, however, upon notice to Landlord, Tenant may install coffee, soft drink, sandwich and snack vending machines in the Premises solely for the use and benefit of Tenant and Tenant's Representatives and Tenant may receive all of the revenue derived therefrom."

                               EXPENSE ESCALATION

1(b). Line 15 after "relationship" add "; any legal fees incurred by Landlord arising out of negotiations or disputes with other tenants or prospective tenants."

2. At the end of this Section add: "Notwithstanding the foregoing, Tenant's Proportionate Share of Excess Expenses shall be $-0- for the period from the Commencement Date through the date which is 12 months after the Commencement Date."

                                 ATTACHMENT 9


RECORDING REQUESTED BY AND       )
WHEN RECORDED MAIL TO:           )
Bank of America NT & SA          )
Agency Management Services #5596 )
1455 Market Street, 12th Floor   )
San Francisco, California 94103  )
Attention: Janice Sears          )

-------------------------------------------------------------------------------
                          Space above for Recorder's Use


                          SUBORDINATION, NONDISTURBANCE
                            AND ATTORNMENT AGREEMENT




                            "FOR SAMPLE PURPOSES ONLY"


                               FACTUAL BACKGROUND

     A. Borrower is the owner of certain real property located in the City of San Diego, State of California, commonly known as Genesee Executive Plaza, described in the attached EXHIBIT A. As used here, the term "Property" means that real property, together with all improvements (the "Improvements") located on it.

     B. Pursuant to that Credit Agreement dated as of June 28, 1995 (the "Loan Agreement"), between Agent, the Banks and Borrower, the Banks have agreed to make a loan to Borrower in the principal amount of $190,000,000.00 (the "Loan"). The

Loan is to be evidenced by one or more promissory notes (collectively, the "Note") which is secured by, among other things, a deed of trust or mortgage encumbering the Property (the "Deed of Trust"). The Loan Agreement, the Note, the Deed of Trust, and all other documents and instruments identified in the Loan Agreement as "Loan Documents," including this Agreement, shall be collectively referred to herein as the "Loan Documents."

     C. Tenant and Borrower (as Landlord) have agreed to enter into a lease, a copy of which has been forwarded to Bank (the "Lease"), under which Tenant will lease a portion of the Improvements located within the Property and more particularly described in the Lease (the "Premises").

     D. Tenant is willing to enter into the Lease provided that Agent agrees not to disturb Tenant's possession under the Lease, all as set forth more fully below. Bank is willing to so agree, provided that Tenant agrees to the other terms and conditions of this Agreement, including Tenant's agreement to attorn to Agent, all as set forth more fully below.


                                   AGREEMENT

     Therefore, the parties agree as follows:

     1. SUBORDINATION. The Loan Documents, and all supplements, amendments, modifications, renewals, replacements and extensions of and to them, shall unconditionally be and remain at all times a lien or charge on the Property prior and superior to the Lease, to the leasehold estate created by it, and to all rights and privileges of Tenant under it. That Lease and leasehold estate, together with all rights and privileges of Tenant under the Lease, are, except as provided herein, hereby unconditionally subjected and made subordinate to the lien or charge of the Loan Documents in favor of Agent. Tenant understands that Borrower and Agent have entered into the Deed of Trust and the other Loan Documents. Tenant further declares, agrees and acknowledges that, in making disbursements under the Loan Documents, Agent has no obligation or duty to, nor has Agent represented that it will, see to the application of such proceeds by the person or persons to whom they are disbursed by Agent, and any application or use of such proceeds for purposes other than those provided for in the Loan

Documents shall not defeat the subordination made in this Agreement, in whole or in part.

     2. DEFINITIONS OF "TRANSFER OF THE PROPERTY" AND "PURCHASER". As used here, the term "Transfer of the Property" means any transfer of Borrower's interest in the Property by foreclosure, trustee's sale or other action or proceeding for the enforcement of the Deed of Trust or by deed in lieu thereof. The term "Purchaser," as used here, means any transferee, including Agent, of the interest of Borrower as a result of any such Transfer of the Property, and also includes any and all successors and assigns, including Agent, of such transferee.

     3. NONDISTURBANCE. So long as Tenant is not in default, beyond any applicable notice or grace period, in the performance of the terms, provisions and conditions contained in the Lease and so long as Tenant observes the provisions of this Agreement:

         (a) Tenant shall not be named or joined in any foreclosure, trustee's sale or other proceeding to enforce the Deed of Trust unless the joinder is required by law in order to perfect such foreclosure, trustee's sale or other proceeding;

         (b) the enforcement of the Deed of Trust shall not terminate the Lease or disturb Tenant in the possession and use of the Premises; and

         (c) the leasehold estate granted by the Lease shall not be affected in any manner by any Transfer of the Property or any other proceeding instituted or action taken under or in connection with the Deed of Trust, or by Agent's taking possession of the Property or the Premises in accordance with any provision of the Deed of Trust; provided that Agent, if it becomes the Purchaser or if it takes possession under the Deed of Trust, and any other Purchaser shall not:

              (i) be liable for any damages (except for repairs required to be made under the Lease) attributable to any act or omission of any prior landlord under the Lease (including Borrower);

              (ii) be liable for any damages (except for repairs required to be made under the Lease) attributable to any latent or patent defects in construction with respect to any portion of the Property;

              (iii) be liable for any consequential damages attributable to any act or omission of Purchaser;

              (iv) be liable for any damages (except for repairs required to be made under the Lease) attributable to any breach of any representation or warranty contained in the Lease by any prior landlord under the Lease;

              (v) be subject to any offsets or defense not specifically provided for in the Lease and which Tenant may have against any prior landlord under the Lease, except those resulting from matters of which Tenant has given written notice to Agent; or

              (vi) except as may be required by the Lease (E.G., any security deposit or monthly estimates of Tenant's proportionate share of operating expenses and real estate taxes), be bound by any prepayment by Tenant of more than one month's installment of rent or for any security deposit not actually delivered to Purchaser or by any modification or amendment of or to the Lease unless the prepayment, amendment or modification shall have been approved in writing by Agent or by any subsequent beneficiary under the Deed of Trust, which approval shall not be unreasonably withheld or delayed. The failure of Agent or such beneficiary to approve or disapprove a proposed prepayment, modification or amendment within 30 days after receipt of a request shall be deemed an approval thereof.

    4. ATTORNMENT. If any Transfer of the Property should occur, and if Tenant is not in default under the Lease beyond any applicable notice or grace period, Purchaser shall be bound to Tenant and Tenant shall be bound to Purchaser under all of the terms, covenants and conditions of the Lease for the balance of the lease term and any extensions or renewals of it which may then or later be in effect under any validly exercised extension or renewal option contained in the Lease, all with the same force and effect as if Purchaser had been the original landlord under the Lease. Tenant does hereby attorn to Purchaser, including Agent if it should become the Purchaser, as the landlord under the Lease. This attornment shall be effective and self-operative without the execution of any further instruments, upon Purchaser's succeeding to the interest of the landlord under the Lease.

    5. DEFAULT BY BORROWER. In the event of a default by Borrower, beyond any applicable notice and grace period, in its performance of the terms, provisions and conditions of the Loan Documents, Borrower directs Tenant and Tenant agrees to recognize the assignment of rents made by Borrower to Agent in the Deed of Trust, and to pay Agent as assignee all rents due under the Lease, upon Tenant's receipt of written notice from Agent that Borrower is in default, beyond any applicable notice and grace period, under the terms of the Loan Documents. Agent agrees that such notice shall be ineffective regarding any rent payment sent (by mail, wire or any other manner of delivery) by Tenant to Landlord prior to receipt of the notice, provided such rent payment has been sent not more than 30 days prior to the date required by the Lease. Borrower hereby authorizes Tenant to accept such direction from Agent and waives all claims against Tenant for any sums so paid at Agent's direction. Such payments of rents by Tenant to Agent by reason of that assignment and of Borrower's default, beyond any applicable notice and grace period, shall continue until the first to occur of the following:

         (a) no further rent is due or payable under the Lease;

         (b) Agent gives Tenant notice that the default of Borrower under the Loan Documents has been cured and instructs Tenant that the rents shall thereafter be payable to Borrower; or

          (c) a Transfer of the Property occurs and Purchaser gives
     Tenant notice of such transfer. Purchaser shall thereupon succeed to the interest of Borrower under the Lease as provided in Sections 3 and 4 above, after which time the rents and other benefits of Borrower under the Lease shall be payable to Purchaser as the owner of them.


     6. LIMITATION ON AGENT'S PERFORMANCE. Nothing in this Agreement shall be deemed or construed to be an agreement by Agent to perform any covenant of Borrower as landlord under the Lease unless and until Agent obtains title to the Property as Purchaser or obtains possession of the Property under the terms of the Deed of Trust, and then only during the time when Agent holds title to the Property; however, Agent agrees that Tenant's rights under the Lease shall not be abrogated as a result of Agent's failure to perform any such covenant.

     7. TENANT'S COVENANTS. Tenant agrees that during the term of the Lease, without Agent's prior written consent, which shall not be unreasonably withheld or delayed, Tenant shall not:

          (a) except for any security deposit and estimated payments of operating expenses and real estate taxes, pay any rent or additional rent more than one month in advance to any landlord (including Borrower); or

          (b) cancel, terminate or surrender the Lease, except at the normal expiration of the Lease term or except as permitted by the Lease; or

          (c) assign or sublet any portion of the Lease or the Premises, except as permitted by the Lease.


     8. NO MERGER. Borrower, Tenant and Agent agree that unless Agent shall otherwise consent in writing, Borrower's estate in and to the Property and the leasehold estate created by the Lease shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Borrower or Tenant or any third party by purchase, assignment or otherwise.

     9. NOTICE OF DEFAULT; MATERIAL NOTICES. Tenant, from and after the date of this Agreement, shall send a copy of any notice of default or similar statement under the Lease to Agent at the same time such notice or statement is sent to Borrower under the Lease, provided that Tenant shall have no liability to Agent for failure to send such notice nor will such failure result in the impairment of any of Tenant's rights under this Agreement or of any term of the Lease, but until such notice is given together with an opportunity to cure as provided below, Tenant shall not take any action with respect to such default under the Lease. Borrower and Tenant shall send copies of all material notices given under the Lease to Agent. Such notices shall be delivered to Agent in the manner and at the addresses set forth below.

     10. LIMITATION ON LIABILITY. To the extent provided in the Lease, (a) no Purchaser who acquires title to the Property shall have any obligation or liability beyond its interest in the Property, (b) Tenant shall look exclusively to Purchaser's interest in the Property for payment and discharge of any of Purchaser's obligations under this Agreement or under the Lease, and (c) Tenant shall not collect or attempt to collect any judgment based upon such obligations out of any other assets of Purchaser. By executing this Agreement, Borrower specifically acknowledges and agrees that nothing contained in this Section shall impair, affect, lessen, abrogate or otherwise modify the obligations of Borrower to Tenant under the Lease. To the extent provided in the Loan Documents, Borrower shall have no obligation or liability under this Agreement beyond its interest in the Property.

     11.  TENANT'S AGREEMENT.

          (a) RELIANCE. Tenant acknowledges that Agent is relying on the representations, certifications and undertakings made by Tenant in this Agreement in entering into this Agreement.

          (b) NONDISTURBANCE AGREEMENT. This Agreement satisfies any condition or requirement in the Lease relating to the granting of a nondisturbance agreement from Agent.

     12. AGENT'S RIGHTS TO CURE DEFAULT. In the event of any act or omission by Borrower which would give Tenant the right to terminate the Lease or to claim a partial or total eviction, Tenant shall not exercise any such right or make any such claim until it has given Agent written notice of such act or omission and has given Agent the period of time set forth in the Lease for Landlord to cure such default. Nothing in this Agreement shall, however, be construed as a promise or undertaking by Agent to cure any default of Borrower's.

     13. INTEGRATION. This Agreement integrates all of the terms and conditions of the parties' agreement regarding the subjection and subordination of the Lease and the leasehold estate created by it, together with all rights and privileges of Tenant under it, to the lien or charge of the Loan Documents. This Agreement supersedes and cancels all oral negotiations and prior and other writings with respect to such subjection and subordination (only to such extent, however, as would affect the priority between the Lease and the Loan Documents), including any provisions of the Lease which provide for the subjection or subordination of the Lease and the leasehold estate thereby created to a deed or deeds of trust or to a mortgage or mortgages. This Agreement is intended by the parties as the final expression of the agreement, and as the complete and exclusive statement of the terms agreed to by the parties, with respect to such subordination and subjection, to the extent specified in the foregoing sentence. This Agreement may not be modified or amended except by a written agreement signed by the parties or their respective successors in interest.

     14. NOTICES. All notices given under this Agreement shall be in writing and shall be given by personal delivery, overnight receipted courier, or by registered or certified United States Mail, postage prepaid, sent to the party at its address appearing below. Notices shall be effective upon receipt or when proper delivery is refused. Addresses for notices may be changed by any party by notice to all other parties in accordance with this Section.

         To Agent: Bank of America National
                   Trust and Savings Association
                   50 California Street

                    11th Floor (Unit 9105)
                    San Francisco, California  94111
                    Attention:  Janice Sears, Vice President

     To Borrower:   Talcott Realty I Limited Partnership
                    100 Pearl Street
                    Hartford, Connecticut  06103
                    Attention:  Mr. Kevin North

     To Tenant:     Spectranet International, Inc.
                    9333 Genesee Avenue
                    Suite 200
                    San Diego, California  92121

     15. REFERENCE; ARBITRATION. Any controversy or claim between or among the parties which arises out of or relates to this Agreement, including any claim based on or arising from an alleged tort, shall be determined by reference or arbitration in San Diego, California.

     16. ATTORNEY'S FEES. If any lawsuit, reference or arbitration is commenced which arises out of or relates to this Agreement, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees in the action, reference or arbitration, including without duplication, the allocated costs for services of in-house counsel, in addition to costs and expenses otherwise allowed by law.

     17. MISCELLANEOUS PROVISIONS. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. This Agreement is governed by the laws of the State in which the property is located, without regard to the choice of law rules of that State. As used here, the word "includes(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." Agent may but shall not be obligated to record this Agreement, at Agent's sole discretion. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute a single agreement.

     NOTICE: THIS AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.

                                   "Tenant"

                                   SPECTRANET INTERNATIONAL, INC.,
                                   a California corporation


                                   By
                                        ---------------------------------------

                                        ---------------------------------------
                                             [Printed Name and Title]

                                    "Borrower"

                                    TALCOTT REALTY I LIMITED PARTNERSHIP,
                                    a Connecticut limited partnership


                                    By:  TALCOTT EQUITIES LIMITED PARTNERSHIP,
                                         a Connecticut limited partnership
                                         Managing General Partner


                                    By:  TALCOTT CORPORATION,
                                         a Connecticut corporation
                                         General Partner



                                         By
                                             ----------------------------------

                                             ----------------------------------
                                                  [Printed Name and Title]


                                    "Agent"

                                    BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION, as Agent


                                    By
                                        ---------------------------------------

                                        ---------------------------------------
                                               [Printed Name and Title]

                                    ACKNOWLEDGEMENT

STATE OF                          )
          ------------------------
COUNTY OF                         )
          ------------------------

     On ____________ before me, _______________________, a Notary Public in and for the State of ______________, personally appeared ___________________ and _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person[s] whose name[s] [is/are] subscribed to the within instrument and acknowledged to me that [he/she/they] executed the same in [his/her/their] authorized [capacity/capacities], and that by [his/her/their] signature[s] on the instrument the person[s], or the entity upon behalf of which the person[s] acted, executed the instrument.

     WITNESS my hand and official seal.


----------------------------------
          (Signature)
                              (Space above for official notarial seal)


                                    ACKNOWLEDGEMENT

STATE OF                          )
          ------------------------
COUNTY OF                         )
          ------------------------

     On ____________ before me, _______________________, a Notary Public in and for the State of ______________, personally appeared ___________________ and _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person[s] whose name[s] [is/are] subscribed to the within instrument and acknowledged to me that [he/she/they] executed the same in [his/her/their] authorized [capacity/capacities], and that by [his/her/their] signature[s] on the instrument the person[s], or the entity upon behalf of which the person[s] acted, executed the instrument.

     WITNESS my hand and official seal.


----------------------------------
          (Signature)
                              (Space above for official notarial seal)

                                    ACKNOWLEDGEMENT

STATE OF                          )
          ------------------------
COUNTY OF                         )
          ------------------------

     On ____________ before me, _______________________, a Notary Public in and for the State of ______________, personally appeared ___________________ and _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person[s] whose name[s] [is/are] subscribed to the within instrument and acknowledged to me that [he/she/they] executed the same in [his/her/their] authorized [capacity/capacities], and that by [his/her/their] signature[s] on the instrument the person[s], or the entity upon behalf of which the person[s] acted, executed the instrument.

     WITNESS my hand and official seal.


----------------------------------
          (Signature)
                              (Space above for official notarial seal)


                                    ACKNOWLEDGEMENT

STATE OF                          )
          ------------------------
COUNTY OF                         )
          ------------------------

     On ____________ before me, _______________________, a Notary Public in and for the State of ______________, personally appeared ___________________ and _____________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person[s] whose name[s] [is/are] subscribed to the within instrument and acknowledged to me that [he/she/they] executed the same in [his/her/their] authorized [capacity/capacities], and that by [his/her/their] signature[s] on the instrument the person[s], or the entity upon behalf of which the person[s] acted, executed the instrument.

     WITNESS my hand and official seal.


----------------------------------
          (Signature)
                              (Space above for official notarial seal)